UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2009

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

                                       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                            (Commission                                          (IRS Employer

 of incorporation)                                     File Number)                                        Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  +86 (0)10 8518 9669

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

This Amendment No. 1 amends and restates in its entirety the Form 8-K filed by the Company on August 5, 2009. In particular, this amendment reflects the fact that on August 7, 2009, Meng Hua Liu, the Chairman and sole shareholder of Beijing Hua Hui Hengye Investment Ltd., was elected as our Chief Financial Officer and Chairman of the Board of Directors. In addition, on that same date, Ms. Carla Zhou resigned as our acting Chief Executive Officer.

Item 1.01. Entry into a Material Definitive Agreement

One August 1, 2009, the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”), an unaffiliated PRC company. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development conglomerate that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China

The Agreement.

Under the Agreement, the Company received from Hua Hui the commercial income rights (described below) to 10,000 square meters the Huadun Changde International Hotel located in the city of Changde in China’s Hunan Province (“Project”). The Project is currently under development by Hua Hui. The parties have valued the commercial income rights at RMB115,000,000 (US$16,821,719). As consideration, the Company shall pay RMB100,000,000 (US$14,627,811,80), to be satisfied by issuing Hua Hui 250,000,000 shares of its common stock valued at US$0.024 per share (the closing price of the Company’s common stock on the transaction date) for a total stock value of approximately RMB41,000,000 (or US$6,000,000),and the transfer of certain company assets (described below) valued at approximately RMB59,000,000 (US$8,630,273.24).  Upon completion of the transaction, Hua Hui will become the Company’s majority shareholder and will own approximately 56.41% Company’s outstanding shares.

The transaction will be executed through an escrow agreement (“Escrow Agreement”) in which Hua Hui will receive 30% of the Shares and all the Assets within 90 days of signing the Agreement, although we intend to issue such certificates within the next 60 days. The other 70% of the Shares will be held in escrow until the completion of the Construction.

On August 7, 2009, Hua Hui’s Chairman and sole shareholder, was appointed Chief Executive Officer and Chairman of the Company (See Item 5.02). The Company plans to immediately change the company’s name from NextMart Inc. to Demao Tang Inc., subject to shareholder approval.

The Project.

As mentioned above, the Project consists of 10,000 square meters of the Huadun Changde International Hotel, which is located in Changde, PRC. Changde is a popular tourist destination located in China’s central Hunan province. The city is accessible by rail and air and is in close proximity to several tourist, scenic, and commercial areas. Upon completion, the Hotel will be a total of 37,000 square meters that sits on an approximately 3.6 acre piece of land that has access roads on the North, East, and West. Construction began on June 1, 2009 and is expected to be completed on December 31, 2010. Under the Agreement, Hua Hui will be responsible for all costs and expenses incurred in constructing the Project. Once the Project is complete, the Company will assume all control over management and operation management of the Project. The Company shall own the commercial income rights to the Project. Commercial income rights in this case means that the Company shall have the sole right to manage the property and will own and/or receive any and all income and proceeds derived from the commercial use of the Project in any capacity.

As described below, the Company’s new direction is to develop and market an elite network of private member health and recovery clubs that would provide first class preventative and recovery care using the most modern methods and products. It intends to sell memberships to these clubs to wealthy Chinese clientele, as well as to sell private label products via direct sales channels. These clubs will be branded as the “Demao Tang” Clubs which means health through the harmony of people and the heavens. The Company plans to develop its Demeo Tang Clubs by partnering with existing elite member clubs to embed its club within these existing operations. It also intends to open its own clubs at independent locations. The Company will feature a Demao Tang Club in the hotel project as an independent, wholly owned club (“Hunan Club”). Of the total available space of the Project, the Company expects that the Hunan Club will occupy 2,000 square meters. The remaining 8,000 square meters is expected to be leased to third parties to generate additional revenues.

The funds to develop and operate the Hunan Club are expected to be derived from sale of membership to its other Demao Tang Clubs, the sale of private label and third party products to members, and leasing revenues from the 8,000 square meters within the Project. The Hunan Club is located within the Project is expected to open in the second half of 2011. We expect to initiate the sale of memberships to embedded clubs by late calendar 2009.  As of the date of this filing, we have not determined the amount of funds required to launch the development and marketing of our Demao Tang Clubs, however, we intend to do so in the immediate future. Once that determination has been made, we will include such information in an amendment to this Form or in our Form 10-Q next following that determination.

Our New Direction

As mentioned above, our new business strategy is to offer private member health club memberships to wealthy Chinese and to sell self-branded health products via direct sales channels. This product and services model will be rolled out in two phases. Phase One is to establish its Demao Tang Clubs as private member health clubs that offer specialized health services and products to its members. These clubs would provide first class preventative and recovery care using the most modern methods and products. We plan to develop this club concept in cooperation with top tier membership clubs and health care services companies specializing in preventative and recovery care. To begin, the Company plans to partner with China’s most elite members clubs to embed its Demao Tang clubs and related health services and products into these existing operations. To that end, we are in final discussions with existing elite clubs in Beijing and Shanghai and expect to enter into partnership with these clubs sometime during the second half of calendar 2009. The Company also plans to develop its own Demao Tang clubs at independent locations, as in the case of the Hunan Club. Revenues from the planned clubs would be derived from the sale of memberships to its clubs and the sale of private label and third party health products and services within the clubs.

In order to provide its planned health services and products to club members, we plan to selectively partner with leading health service and technology providers to provide our members with state of the art medical screening and certain treatment procedures. We are currently in final stage discussions with potential partners that would provide: 1) an infrared automatic screening system, which is used to identify various ailments and diseases at an early stage; 2) DNA testing for cervical cancer; 3) cancer recovery and anti-aging treatments; 4) stem cell based recovery and restorative treatments. These services would be complimented by a range of leading health products including herbal medicines. The health services and product partnerships would be managed by us at each of the planned health clubs, which will allow Demao Tang clubs to offer its high-end members with holistic health solutions and a comfortable environment in which to undergo their desired health treatment.

Phase Two involves the direct sales for Demao Tang branded or third party health products. These products would include certain types of supplements and herbal and homeopathetic medicines as well as general health and anti-aging products designed to restore and maintain health and well-being.  We will partner with established producers to self-brand already developed and government approved supplements, herbal medicines, and general health products. We do not intend to develop and manufacture its own health products, but rather carefully select and brand existing products with the Demao Tang brand name. In order to minimize product costs, product partnerships will be done through profit sharing agreements. This light weight product sales model eliminates many of the costs associated with the development and sale of health products. The direct sales channel would initially include our private member health clubs and our own online direct sales platform. The Company is also considering launching a small network of self-owned retail stores in major Chinese cities to sell our Demao Tang products in the second half of 2010, after which the Company plans to expand the network through franchising.

We expect to successfully sell club memberships and Demao Tang branded health products through its access (via its various affiliates) to a network of media channels which includes over 70 print media and 700 online media channels including online sales channels, many of which target our desired market: China’s rich and influential. Existing data indicates that China now has 900,000 people with over RMB10,000,000 in assets, of which 100,000 have over RMB100,000,000 in assets. We believe that as China’s economy continues its explosive growth, the number of Chinese consumers able and willing to access top quality health services will grow exponentially. Our health services and product business model is based on our assessment of the needs of the emerging Chinese healthcare market as it seeks to increase care capacity. We believe that lack of access to top-quality preventative treatments and particularly recovery care for major diseases like cancer is inversely matched by the demand among an ever expanding class of affluent Chinese consumers. By providing private, high-class health clubs and direct sales channels through which our branded health products and are directly provided to affluent customers, we believe we will be well placed to meet that demand.

Asset Consideration

Under the terms of the Agreement, as additional consideration for acquiring the commercial rights to the Project, the Company will sell to Hua Hui the following non-performing or discontinued assets (“Assets”), none of which were the Company’s core business: 1) 100% of the Company’s share holdings in its wholly-owned subsidiary William Brand Administer Ltd., 2) 100% of the Company’s share holdings in its wholly-owned subsidiary Credit Network 114 Ltd.,; 3) 100% of the Company’s 80% share holdings in its held for sale subsidiary Naixiu Development Company Ltd.; 4) 100% of its 60% shareholdings in its joint venture subsidiary Wuxi Sun Network Technology Ltd.; 5) All assets and liabilities belonging to the Company’s subsidiary Oxus Cancer Research Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party  debts, liabilities, or receivables, which shall remain the subsidiaries property; 6) All assets and liabilities belonging to the Company’s subsidiary Sun New Media Group Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; 7) all assets and liabilities belonging to the Company not already mentioned herein, with the exception of the Company’s remaining subsidiaries Oxus Cancer Research Ltd. and Sun New Media Group Ltd., and the Company’s 239,201 shares of Asia Premium Television Group Inc.’s common stock, its cash, office furniture, and any third-party debts, liabilities (valued at approximately US$1,100,000), or receivables, which shall remain the Company’s property; 8) other miscellaneous assets. The Assets were valued at approximately RMB59,000,000 (US$8,630,273.24) for the purposes of this transaction, which is higher than their combined book value.

We remind investors that our plans to re-focus our business to participate in the health club industry in China, is subject to substantial risks and uncertainties. We can not predict whether we will be successful in our new business efforts. Our efforts will be subject to our ability to raise additional funds (which in turn will cause dilution to existing shareholders), formal agreements with numerous parties, certain asset valuations, and various approvals.  Therefore, we can not predict with certainty whether we will be successful in our re-structuring efforts. As this time, we can not predict the exact combination of efforts required to achieve our strategy.

This filing includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this report.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company is obligated to issue a total of 250,000,000 shares of its common stock-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.01 Changes in Control of Registrant.

As a result of the transaction described in Item 1.01 (“Hua Hui Transaction”), a change in control occurred with respect to our capital stock ownership.

The following table will identify, as of August 11, 2009, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Beijing Hua Hui Hengye Investment Ltd. Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(2)	75,000,000	28%
Meng Hua Liu Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(3)	75,000,000	28%%
Yang Lan 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong (4)	115,101,526	59.6%%
Redrock Capital Venture Ltd.	103,000,000	53.3%
Yu Huiyang(5)	100	<1%
Carla Zhou(6)	1,000	<1%
Officers and Directors as a group (3 person) (7)	75,001,100	28%

(1).

Based on 193,204,734 shares of common stock issued and outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the

SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2). The Company intends to issue the 75,000,000 shares of common stock indicated herein within 60 days from the date hereof. The shareholder is entitled to receive an additional 175,000,000 shares of our common stock upon completion of a construction project (See Item 1.01 herein). The amount stated herein does not include such additional amount of shares.

(3). Mr. Meng Hua Liu is the Chairman and sole shareholder of Beijing Hua Hui Hengye Investment Ltd. and is also the Chairman and Chief Executive Officer of the Company (See Item 5.02).

(4). Represents 103,000,000 shares of common stock held to Redrock Capital Venture Ltd. (“Redrock”), 11,921,526 shares held by Sun Media Investment Holdings Limited (“SMIH”), and 180,000 shares held by Ms. Yang Lan. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(5). Yu Huiyang is a Director of the Company.

(6). Carla Zhou is Chief Financial Officer and a Director of the Company.

(7). Represents 75,000,000 shares of common stock held indirectly by Mr. Meng Hua Liu, 100 shares of common stock held by Yu Huiyang, and 1,000 shares of common stock held by Carla Zhou.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2009, we accepted the voluntary resignation of Ms. Carla Zhou as our Chief Executive Officer. Ms. Zhou did not resign over disagreements with the Company on any matter relating to the Company’s operations, polices or practices. Ms. Zhou, however, continues to remain our Chief Financial Officer and a member of our Board of Directors.

On August 7, 2009, our Board of Directors appointed Mr. Liu Meng Hua Liu (age 41) to serve as the Company’s Chairman and Chief Executive Officer. Mr. Liu is the sole shareholder and Chairman of Beijing Hua Hui Investment Ltd., a PRC company (“Hua Hui”).

From 2004 to the present, Mr. Liu has served as the Chairman and Chief Executive Officer of The Beijing Hua Hui Corporation , a PRC company involved in real estate development and investment and the parent entity of Hua Hui. From 2007 to the present, he has been the Chairman of Beijing Yang Hong Ji Tourism Investment Limited, a PRC company involved in tourism and real estate development. Currently, Mr. Liu is also Chairman of the Supervisory Board of Da Yang Group. Prior to Hua Hui, Mr. Liu was director of New World of Hangzhou in Zhejiang Province and Vice Manager of Xin Ao Group. Mr. Liu has a masters degree in International Project Management Professional (“IPMP”) from the Civil Engineering and Water Resources Institute of Tsinghua University. He also holds an MBA degree from Tsinghua University. Mr. Liu also is the Chairman and Chief Executive Officer of Asia Premium Television Group, Inc., a reporting company under the federal securities laws.

It is anticipated that Mr. Lui will receive a compensation as our Chairman in the annual amount of $50,000. Other than as referenced herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Mr. Liu had or will have a direct or indirect material interest .No family relationship exists among Mr. Liu and any of our other directors or executive officers. No arrangement or understanding exists between Mr. Liu and any other person(s) pursuant to which he was elected as a director.

Item 9.01 Financial Statements and Exhibits.

Exhibit              Description

10.1    English translation of the Subscription Agreement dated August 1, 2009 by and between

        Beijing Hua Hui Hengye Investment Limited and NextMart, Inc. originally written in Chinese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date:  August 12, 2009

By:  /s/

Carla Zhou

Carla Zhou

Chief Financial Officer